                                                                    Exhibit 99.3

FOR IMMEDIATE RELEASE                Contact:  Mitch Haws
                                         Equifax Investor Relations
                                         404-885-8093

                                         Mary Waggoner
                                         Certegy Investor Relations
                                         404-885-8335


                   Equifax Board Approves Spin-off of Certegy


ATLANTA, June 12, 2001 - The Board of Directors of Equifax Inc. (EFX: NYSE) yesterday approved the spin-off of Certegy Inc., formerly Equifax Payment Services.

The spin-off will be accomplished through a special dividend of Certegy stock to be distributed on July 7, 2001, to Equifax shareholders of record as of June 27, 2001. Equifax shareholders will receive one share of Certegy common stock for every two shares of Equifax stock held and will receive a cash payment in lieu of fractional shares. Equifax will continue to trade on the New York Stock Exchange under the symbol "EFX." Certegy also will be listed on the NYSE and is expected to begin regular way trading on July 9, 2001, under the symbol "CEY."

The two companies will be separated for accounting purposes on June 30, 2001. The exact timing of the spin and distribution depend upon completion of Certegy's registration with the Securities and Exchange Commission. The distribution of Certegy stock will be treated as a tax-free dividend to shareholders based on a private letter ruling from the Internal Revenue Service.

"On completion of the spin, we will have implemented our plan to provide separate investment focus for two successful and powerful franchises," said Thomas F. Chapman, chairman and chief executive officer of Equifax. "The track records of both businesses reflect their strength and impressive performance even in challenging economic environments. Both organizations are ready to move forward with the same passion for quality, integrity, innovation and absolute focus on customer satisfaction."

Consistent with its spin-off objectives, the Equifax Board also restructured the company's dividend policy to reinforce its growth strategy. The post-spin-off dividend policy of $0.02 per quarter manifests the company's commitment to a more vigorous reinvestment of funds to further stimulate growth through acquisitions, new product and technology development, as well as strategic investments.

Equifax (EFX: NYSE) enables and secures global commerce through its information management, consumer credit, marketing services, business information, authentication and e-commerce businesses. As the leader in information services, Equifax adds value wherever customers do business, including the financial services, retail, telecommunications/utilities, information technology, brokerage, insurance and business lending industries and government. Equifax also enlightens, enables and empowers consumers to manage and protect their financial health with services offered at www.equifax.com. The company
                                                ---------------
ranked in the top five in return on equity among Business Week's Best Performers for 2001. Equifax employs 12,000 in 18 countries, has sales in 50 countries and has $2 billion in revenue.

                                     # # #

Statements in this press release that relate to Equifax's future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for the Company's products and services, risks associated with the integration of acquisitions and other investments, and other factors discussed in the "forward-looking information" section in the management's discussion and analysis included in the annual report on Form 10-K for the year ended December 31, 2000.